Exhibit 32.1

SECTION 1350 CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I, Keith S. Walters, Chairman of the Board and Chief Executive Officer of Ennis, Inc. (the “Company”), certify, that pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code:

(1)

The Company’s Annual Report on Form 10-K for the year ended February 28, 2021, as filed with the Securities Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)

Information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company as of the dates and for the periods expressed in the Report.

/S/ KEITH S. WALTERS

Keith S. Walters

Chairman of the Board, Chief Executive Officer and President

May 7, 2021

The foregoing Certification is being furnished solely pursuant to 18 U.S.C. Section 1350; it is not being filed for purposes of Section 18 of the Securities Exchange Act, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation languages in such filing.